Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Third Quarter 2023 Financial Results
•Net awards of $15 billion; book to bill of 1.53
•Total backlog rises to record $84 billion
•Sales increased 9 percent to $9.8 billion
•Operating income increased 20 percent; segment operating income1 increased 8 percent
•Diluted earnings per share of $6.18
•Operating cash flow of $1.2 billion
•Company increases 2023 sales guidance by $400 million to ~$39 billion
•Company reaffirms diluted EPS and free cash flow(1) guidance

FALLS CHURCH, Va. – October 26, 2023 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2023 sales increased 9 percent to $9.8 billion, as compared with $9.0 billion in the third quarter of 2022. Third quarter 2023 sales reflect continued strong demand for our products and services. Third quarter 2023 net earnings totaled $937 million, or $6.18 per diluted share, as compared with $915 million, or $5.89 per diluted share, in the third quarter of 2022. Net earnings were reduced by $156 million, or $1.00 per diluted share, as a result of lower net FAS/CAS pension income, and net earnings were increased by $67 million, or $0.44 per diluted share, as a result of the sale of a minority interest in an Australian business.
“We had another strong quarter with solid performance on our programs, a new record backlog, and growth across all four of our businesses,” said Kathy Warden, chair, chief executive officer and president. “Based on our year-to-date results and increasing demand for our products, we are raising our 2023 sales guidance. We are also providing an initial 2024 outlook that reflects our expectation for solid revenue, operating income and free cash flow growth.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions, except per share amounts	2023	2022	Change	2023	2022	Change
Sales
Aeronautics Systems	$2,766	$2,537	9%	$7,876	$7,774	1%
Defense Systems	1,421	1,345	6%	4,217	3,922	8%
Mission Systems	2,628	2,456	7%	7,832	7,469	5%
Space Systems	3,506	3,163	11%	10,344	8,997	15%
Intersegment eliminations	(546)	(530)		(1,617)	(1,593)
Total sales	9,775	8,971	9%	28,652	26,569	8%
Operating income
Aeronautics Systems	283	262	8%	798	827	(4%)
Defense Systems	182	158	15%	508	481	6%
Mission Systems	386	368	5%	1,147	1,166	(2%)
Space Systems	312	290	8%	908	861	5%
Intersegment eliminations	(74)	(71)		(218)	(218)
Segment operating income[1]	1,089	1,007	8%	3,143	3,117	1%
Segment operating margin rate[1]	11.1%	11.2%	(10) bps	11.0%	11.7%	(70) bps
FAS/CAS operating adjustment	(20)	(55)	(64%)	(62)	(152)	(59%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(31)	(60)	(48%)	(92)	(181)	(49%)
Other unallocated corporate expense	(22)	(48)	(54%)	(59)	(89)	(34%)
Unallocated corporate expense	(53)	(108)	(51%)	(151)	(270)	(44%)
Total operating income	$1,016	$844	20%	$2,930	$2,695	9%
Operating margin rate	10.4%	9.4%	100 bps	10.2%	10.1%	10 bps
Interest expense	(141)	(122)	16%	(417)	(386)	8%
Non-operating FAS pension benefit	132	376	(65%)	397	1,129	(65%)
Other, net	111	(8)	NM	193	(54)	NM
Earnings before income taxes	1,118	1,090	3%	3,103	3,384	(8%)
Federal and foreign income tax expense	181	175	3%	512	568	(10%)
Effective income tax rate	16.2%	16.1%	10 bps	16.5%	16.8%	(30) bps
Net earnings	$937	$915	2%	$2,591	$2,816	(8%)
Diluted earnings per share	6.18	5.89	5%	17.00	18.06	(6%)
Weighted-average diluted shares outstanding, in millions	151.7	155.3	(2%)	152.4	155.9	(2%)

Net cash provided by operating activities	$1,228	$1,335	(8%)	$1,445	$650	122%
Capital expenditures	(359)	(296)	21%	(972)	(803)	21%
Proceeds from sale of equipment to a customer	—	100	(100%)	—	100	(100%)
Adjusted free cash flow[1]	$869	$1,139	(24%)	$473	$(53)	NM

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	3

Sales
Third quarter 2023 sales increased $804 million, or 9 percent, due to higher sales at all four sectors. Third quarter 2023 sales reflect continued strong demand for our products and services.
Operating Income and Margin Rate
Third quarter 2023 operating income increased $172 million, or 20 percent, due to higher segment operating income, lower unallocated corporate expense and a reduction in the FAS/CAS operating adjustment. Third quarter 2023 operating margin rate increased to 10.4 percent principally due to the lower unallocated corporate expense and FAS/CAS operating adjustment.
Segment Operating Income and Margin Rate
Third quarter 2023 segment operating income increased $82 million, or 8 percent, primarily due to higher sales. Third quarter 2023 segment operating margin rate was comparable with the prior year period.
Federal and Foreign Income Taxes
The third quarter 2023 ETR of 16.2 percent was comparable with the prior year period and reflects an increase in research credits, partially offset by higher interest expense on unrecognized tax benefits.
Net Earnings and Diluted EPS
Third quarter 2023 net earnings increased $22 million, or 2 percent, primarily due to $172 million of higher operating income and a $97 million gain recognized upon the sale of our minority investment in an Australian business, partially offset by a $244 million reduction in the non-operating FAS pension benefit. Third quarter 2023 diluted earnings per share increased 5 percent, reflecting a 2 percent increase in net earnings and a 2 percent reduction in weighted-average diluted shares outstanding.
Cash Flows
Third quarter 2023 net cash provided by operating activities decreased $107 million principally due to increased cash collections in the prior year period resulting from billing delays at the end of the second quarter of 2022. Third quarter 2023 adjusted free cash flow decreased $270 million due to lower cash provided by operating activities, a reduction in proceeds from the sale of equipment to a customer and higher capital expenditures.
Awards and Backlog
Third quarter and year to date 2023 net awards totaled $15.0 billion and $33.9 billion, respectively, and backlog totaled $83.9 billion. Significant third quarter new awards include $3.6 billion for restricted programs (primarily at Space Systems, Aeronautics Systems, and Mission Systems), $1.3 billion for E-2, $0.7 billion for Space Development Agency (SDA) Tranche 2 Transport Layer and $0.5 billion for Guided Multiple Launch Rocket System (GMLRS).

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	4

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2023	2022	Change	2023	2022	Change
Sales	$2,766	$2,537	9%	$7,876	$7,774	1%
Operating income	283	262	8%	798	827	(4)%
Operating margin rate	10.2%	10.3%		10.1%	10.6%
Sales
Third quarter 2023 sales increased $229 million, or 9 percent, primarily due to higher volume in Manned Aircraft. Higher sales on restricted programs and E-2 were partially offset by lower volume on F/A-18 largely due to post Multi-Year Procurement 4 (MYP4) contract award timing.
Operating Income
Third quarter 2023 operating income increased $21 million, or 8 percent, primarily due to higher sales. Operating margin rate was comparable with the prior year period.

DEFENSE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2023	2022	Change	2023	2022	Change
Sales	$1,421	$1,345	6%	$4,217	$3,922	8%
Operating income	182	158	15%	508	481	6%
Operating margin rate	12.8%	11.7%		12.0%	12.3%
Sales
Third quarter 2023 sales increased $76 million, or 6 percent, primarily due to higher volume in Battle Management & Missile Systems, which was driven by several programs, including Integrated Air and Missile Defense Battle Command System (IBCS), ammunition programs, GMLRS, and Hypersonic Attack Cruise Missile (HACM).
Operating Income
Third quarter 2023 operating income increased $24 million, or 15 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 12.8 percent from 11.7 percent primarily due to higher net EAC adjustments at Battle Management & Missile Systems.

MISSION SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2023	2022	Change	2023	2022	Change
Sales	$2,628	$2,456	7%	$7,832	$7,469	5%
Operating income	386	368	5%	1,147	1,166	(2)%
Operating margin rate	14.7%	15.0%		14.6%	15.6%
Sales
Third quarter 2023 sales increased $172 million, or 7 percent, primarily due to higher restricted sales in the Networked Information Solutions business area, as well as higher volume on marine systems programs, partially offset by lower volume on the Ground/Air Task Oriented

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	5

Radar (G/ATOR) program largely driven by material receipts and full-rate production (FRP) 5 contract award timing.
Operating Income
Third quarter 2023 operating income increased $18 million, or 5 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 14.7 percent from 15.0 percent primarily due to changes in contract mix toward more cost-type content.

SPACE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2023	2022	Change	2023	2022	Change
Sales	$3,506	$3,163	11%	$10,344	$8,997	15%
Operating income	312	290	8%	908	861	5%
Operating margin rate	8.9%	9.2%		8.8%	9.6%
Sales
Third quarter 2023 sales increased $343 million, or 11 percent, due to higher sales in both business areas. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including the Ground Based Strategic Deterrent (GBSD), and Next Generation Interceptor (NGI), as well as higher volume on the Space Launch System (SLS) booster program. Sales in the Space business area were driven by higher volume on restricted programs and the Next-Generation Overhead Persistent Infrared Polar (NextGen Polar) program, partially offset by lower sales on the HALO program.
Operating Income
Third quarter 2023 operating income increased $22 million, or 8 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 8.9 percent from 9.2 percent primarily due to lower net EAC adjustments, partially offset by a $16 million benefit from insurance recoveries in our commercial space business.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2023 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2023 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, health, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; COVID-19; hostilities and changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2023 and beyond do not reflect any impacts on the company from, a potential extended continuing resolution, a prolonged government shutdown, or application of spending limits or sequestration. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	7

2023 Guidance
($ in millions, except per share amounts)	As of 7/27/2023			As of 10/26/2023
Sales	$38,400	—	$38,800	~$39,000

Segment operating income[1]	$4,300	—	$4,400	$4,300	—	$4,400
Total net FAS/CAS pension adjustment[2]	~$450			~$450
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~$120			~$120
Other items	~$150			~$150
Operating income	$3,950	—	$4,050	$3,950	—	$4,050
Interest expense	~$550			~$550
Effective tax rate %	~17%			~17%
Weighted average diluted shares outstanding	Mid 152			Mid 152

MTM-adjusted EPS[1]	$22.45	—	$22.85	$22.45	—	$22.85
Capital expenditures	$1,650	—	$1,700	$1,650	—	$1,700
Adjusted free cash flow[1]	$1,850	—	$2,150	$1,850	—	$2,150

2023 Segment Guidance
	As of 7/27/2023		As of 10/26/2023
	Sales ($B)	OM Rate %	Sales ($B)	OM Rate %
Aeronautics Systems	Mid $10	~10%	Mid to High $10	~10%
Defense Systems	Mid to High $5	~12%	Mid to High $5	~12%
Mission Systems	High $10	Low 15%	High $10	~15%
Space Systems	High $13	~9%	~$14	~9%
Eliminations	~($2.2)	Mid 13%	~($2.2)	Mid 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $160 million of expected CAS pension expense and $240 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $530 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $450 million.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on October 26, 2023. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2022, and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global macroeconomic, health, security and political environments, including inflationary pressures, labor and supply chain challenges and COVID-19, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to hostilities and other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	9

judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC, DoD and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•environmental matters, including unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•impacts related to health epidemics and pandemics, including COVID-19
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•our ability to attract and retain a qualified, talented and diverse workforce with the necessary security clearances to meet our performance obligations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•environmental, social and governance matters, including especially climate change, their impacts on our company, our operations and our stakeholders (employees, suppliers, customers, shareholders and regulators), and changes in laws, regulations and priorities related to these issues
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control
•natural disasters

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	10

•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies, progress digital transformation, and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2023	2022	2023	2022
Sales
Product	$7,678	$6,979	$22,390	$20,599
Service	2,097	1,992	6,262	5,970
Total sales	9,775	8,971	28,652	26,569
Operating costs and expenses
Product	6,135	5,589	17,738	16,250
Service	1,599	1,564	4,848	4,669
General and administrative expenses	1,025	974	3,136	2,955
Total operating costs and expenses	8,759	8,127	25,722	23,874
Operating income	1,016	844	2,930	2,695
Other (expense) income
Interest expense	(141)	(122)	(417)	(386)
Non-operating FAS pension benefit	132	376	397	1,129
Other, net	111	(8)	193	(54)
Earnings before income taxes	1,118	1,090	3,103	3,384
Federal and foreign income tax expense	181	175	512	568
Net earnings	$937	$915	$2,591	$2,816

Basic earnings per share	$6.20	$5.92	$17.07	$18.13
Weighted-average common shares outstanding, in millions	151.2	154.6	151.8	155.3
Diluted earnings per share	$6.18	$5.89	$17.00	$18.06
Weighted-average diluted shares outstanding, in millions	151.7	155.3	152.4	155.9

Net earnings (from above)	$937	$915	$2,591	$2,816
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	6	(7)	11	(22)
Change in other, net	(3)	—	(5)	(1)
Other comprehensive income (loss), net of tax	3	(7)	6	(23)
Comprehensive income	$940	$908	$2,597	$2,793

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$2,082	$2,577
Accounts receivable, net	1,764	1,511
Unbilled receivables, net	6,270	5,983
Inventoried costs, net	1,355	978
Prepaid expenses and other current assets	1,679	1,439
Total current assets	13,150	12,488
Property, plant and equipment, net of accumulated depreciation of $7,742 for 2023 and $7,258 for 2022	9,173	8,800
Operating lease right-of-use assets	1,714	1,811
Goodwill	17,514	17,516
Intangible assets, net	324	384
Deferred tax assets	330	162
Other non-current assets	2,691	2,594
Total assets	$44,896	$43,755

Liabilities
Trade accounts payable	$2,260	$2,587
Accrued employee compensation	1,927	2,057
Advance payments and billings in excess of costs incurred	3,458	3,609
Other current liabilities	2,660	3,334
Total current liabilities	10,305	11,587
Long-term debt, net of current portion of $64 for 2023 and $1,072 for 2022	13,793	11,805
Pension and other postretirement benefit plan liabilities	1,147	1,188
Operating lease liabilities	1,736	1,824
Other non-current liabilities	1,987	2,039
Total liabilities	28,968	28,443

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2023—150,864,851 and 2022—153,157,924	151	153
Paid-in capital	—	—
Retained earnings	15,924	15,312
Accumulated other comprehensive loss	(147)	(153)
Total shareholders’ equity	15,928	15,312
Total liabilities and shareholders’ equity	$44,896	$43,755

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2023	2022
Operating activities
Net earnings	$2,591	$2,816
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	938	960
Stock-based compensation	64	72
Deferred income taxes	(298)	(438)
Net periodic pension and OPB income	(230)	(895)
Pension and OPB contributions	(108)	(106)
Changes in assets and liabilities:
Accounts receivable, net	(256)	(469)
Unbilled receivables, net	(287)	(1,038)
Inventoried costs, net	(396)	(171)
Prepaid expenses and other assets	(127)	(64)
Accounts payable and other liabilities	(443)	(57)
Income taxes payable, net	40	(56)
Other, net	(43)	96
Net cash provided by operating activities	1,445	650

Investing activities
Capital expenditures	(972)	(803)
Proceeds from sale of equipment to a customer	—	100
Proceeds from sale of minority investment	157	—
Other, net	3	40
Net cash used in investing activities	(812)	(663)

Financing activities
Net proceeds from issuance of long-term debt	1,995	—
Payments of long-term debt	(1,050)	—
Common stock repurchases	(1,154)	(1,011)
Cash dividends paid	(834)	(786)
Payments of employee taxes withheld from share-based awards	(51)	(50)
Other, net	(34)	(4)
Net cash used in financing activities	(1,128)	(1,851)
Decrease in cash and cash equivalents	(495)	(1,864)
Cash and cash equivalents, beginning of year	2,577	3,530
Cash and cash equivalents, end of period	$2,082	$1,666

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	September 30, 2023			December 31, 2022	% Change in 2023
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$9,009	$9,338	$18,347	$19,397	(5)%
Defense Systems	6,425	1,713	8,138	7,515	8%
Mission Systems	11,260	4,247	15,507	13,875	12%
Space Systems	9,819	32,120	41,939	37,956	10%
Total backlog	$36,513	$47,418	$83,931	$78,743	7%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2023	2022	2023	2022
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$(20)	$(55)	$(62)	$(152)
Non-operating FAS pension benefit	132	376	397	1,129
Total net FAS/CAS pension adjustment	112	321	335	977
Tax effect[1]	(28)	(81)	(84)	(246)
After-tax impact	$84	$240	$251	$731
Weighted-average diluted shares outstanding, in millions	151.7	155.3	152.4	155.9
Per share impact	$0.55	$1.55	$1.65	$4.69

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(31)	$(60)	$(92)	$(181)
Tax effect[1]	8	15	23	46
After-tax impact	$(23)	$(45)	$(69)	$(135)
Weighted-average diluted shares outstanding, in millions	151.7	155.3	152.4	155.9
Per share impact	$(0.15)	$(0.29)	$(0.45)	$(0.87)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2023 Financial Results	16

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com